As filed with the Securities and Exchange Commission on January 24, 2000
                                                  Registration No. 333- ________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            R&G FINANCIAL CORPORATION
                       -----------------------------------
             (Exact name of Registrant as specified in its charter)

       Puerto Rico                     6799                        66-0532217
     ---------------                 --------                     ------------
 (State or other juris-          (Primary Standard             (I.R.S. Employer
diction of incorporation     Industrial Classification       Identification No.)
    or organization)                 Code No.)


                           280 Jesus T. Pinero Avenue
                      Hato Rey, San Juan, Puerto Rico 00918
                                 (787) 758-2424
                                 --------------
    (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)

                                 Victor J. Galan
                Chairman of the Board and Chief Executive Officer
                            R&G Financial Corporation
                           280 Jesus T. Pinero Avenue
                      Hato Rey, San Juan, Puerto Rico 00918
                                 (787) 758-2424
                                 --------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 with a copy to:
                              Norman B. Antin, Esq.
                      Elias, Matz, Tiernan & Herrick L.L.P.
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                                 (202) 347-0300

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ x ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box. [   ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.  [   ]

         If delivery of the  prospectus  is expected to be made pursuant to Rule
434, please check the following box.  [   ]

                                          Calculation of Registration Fee
=========================================================================================================================
                                             Amount to      Proposed Maximum      Proposed Maximum
         Title of Each Class of                 be           Offering Price      Aggregate Offering        Amount of
       Securities to be Registered          Registered         Per Share              Price(1)          Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Class B Common Stock,
  par value $.01 per share                    500,000          $10.25(2)             $5,125,000            $1,353.00
=========================================================================================================================

(1)      Estimated solely for purposes of calculating the registration fee.

(2) Based upon the average of the bid and ask prices of a share of Common Stock as reported by the Nasdaq Stock Market on January 19, 2000 pursuant to Rule 457(c) of the Securities Act of 1933.

================================================================================

PROSPECTUS

                            R&G FINANCIAL CORPORATION

                           DIVIDEND REINVESTMENT PLAN

                     500,000 shares of Class B Common Stock

                           (par value, $.01 per share)


         This Prospectus relates to 500,000 shares of Class B common stock, par value $.01 per share (the "Common Stock") of R&G Financial Corporation (the "Company") registered for purchase under the R&G Financial Corporation Dividend Reinvestment Plan (the "Plan"). The Company is registering these shares of Common Stock for issuance pursuant to the Plan. The Plan provides each holder of Common Stock with a method of purchasing additional shares of Common Stock through the reinvestment of all or a portion of dividends without payment of any brokerage commissions or other administrative fees of any kind.

         Shares of Common Stock available under the Plan will be obtained from the legally authorized, but unissued shares of Common Stock held by the Company. The purchase price for shares obtained under the Plan will be based upon the market price of the Common Stock.

         Each participant in the Plan should recognize that neither the Company nor American Stock Transfer & Trust Company, the transfer agent administering the Plan for the Company, can provide any assurance that shares of Common Stock purchased under the Plan will, at any time, be worth more or less than their purchase price.

         The Plan does not represent a change in the dividend policy of the Company, which will continue to depend upon earnings, financial requirements and other factors, and which will be determined by the Company's Board of Directors from time to time. Stockholders who do not wish to participate in the Plan will continue to receive cash dividends as declared. It is suggested that this Prospectus be retained for future reference.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. None of these regulatory agencies passed upon the accuracy or adequacy of this prospectus. It is illegal for anyone to tell you otherwise.

                The date of this Prospectus is January 24, 2000.

                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934. The Company files reports, proxy statements and other information with the SEC. These materials will be available for inspection, without charge, at the SEC's principal office at 450 Fifth Street, NW., Washington, DC 20549, and its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may also be obtained from the SEC's Public Reference Section at Judiciary Plaza, 450 Fifth Street, NW., Washington, DC 20549, at prescribed rates. Some information about the Company will also be available on the SEC' s website at www.sec.gov.

         The Company has filed its S-3 Registration Statement with the SEC. This Prospectus does not contain all of the information set forth in the registration statement. You will find additional information about the Company in the registration statement. The registration statement, including its exhibits and schedules, is available for inspection, without charge, at the SEC's principal office at 450 Fifth Street, NW., Washington, DC 20549. Copies may also be obtained from that office at prescribed rates. The registration statement, including its exhibits and schedules, is also available on the SEC' s website at www.sec.gov.

         This Prospectus incorporates by reference documents relating to the Company which are not presented in this Prospectus. These documents are available without charge, upon written or oral request directed to:

                             Mr. Joseph R. Sandoval
                           R&G Financial Corporation
                           280 Jesus T. Pinero Avenue
                      Hato Rey, San Juan, Puerto Rico 00918
                                 (787) 758-2424

                                   THE COMPANY

         The Company is the holding company for R&G Mortgage Corp., a Puerto Rico mortgage banking company ("R&G Mortgage"), and R-G Premier Bank of Puerto Rico, a Puerto Rico- chartered commercial bank (the "Bank"). The Company was organized under Puerto Rico law in March 1996. R&G Mortgage was organized in 1972 and the predecessor of the Bank was organized in 1983. In July 1996, the Company acquired an 88.1% ownership interest in the common stock of the Bank and 100% ownership interest in the common stock of R&G Mortgage held by the Company's Chairman of the Board and Chief Executive Officer, Mr. Victor J. Galan, in exchange for shares of our Class A common stock. In August 1996, the Company conducted an underwritten initial public offering of its Class B common stock. In December 1996, the Company acquired the remaining 11.9% ownership interest in the common stock of the Bank.

         The offices of the Company are located at 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918. The telephone number of the Company is
(787) 758-2424.

         The provisions of the Plan are presented in this Prospectus in a question and answer format. Those stockholders who do not participate in the Plan will continue to receive cash dividends, if and when declared.

                                    THE PLAN

         The Plan provides stockholders with a simple method of obtaining additional shares of Common Stock by reinvesting all or a portion of their cash dividends without payment of any brokerage commission or administrative commissions or fees. The Plan will be administered by the Company's stock transfer agent, American Stock Transfer & Trust Company, having an office at 40 Wall Street, New York, New York 10005.

                            INVESTMENT CONSIDERATIONS

Purchase Price

         The purchase price of the Common Stock purchased under the Plan is based upon the market price of the Common Stock as listed on The Nasdaq Stock Market.

Shares Not Deposits; No Change in Dividend Policy

         Potential investors should be aware that shares of the Common Stock purchased under the Plan are not deposit accounts of the Company or the Bank and are not insured by the FDIC or any other governmental organization. An investment in the Common Stock is subject to market risk and possible loss of investment.

         Stockholders are cautioned that the Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends. Payments of future dividends will continue to depend on the Company's earnings, financial and regulatory requirements and other factors.

                             DESCRIPTION OF THE PLAN

         The following provides a description of the Plan in question and answer format.

PURPOSE

         1.       What is the purpose of the Plan?

         The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of Common Stock of the Company without payment of any brokerage commission or service charge. The Plan is intended to benefit long-term investors who wish to increase their investment in Common Stock. The price of shares acquired by participants through the Plan will be determined in the manner set forth in Question 13.

         2.       What are the advantages of the Plan?

         Participants can increase their holdings of Company Common Stock without incurring any commissions or service charges in connection with purchases under the Plan. Regular statements of account will provide each participant with a record of each transaction. The Plan is entirely voluntary. You may join or terminate your participation at any time by notice in writing to the Plan Administrator (see Questions 3 and 20).

ADMINISTRATION

         3.       How will the Plan be administered?

         The  Plan  Administrator  administers  the  Plan  for  participants  by maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Plan Administrator's nominee as agent for participants in the Plan.

PARTICIPATION

         4.       How much may be invested under the Plan?

         Participants in the Plan may have the cash dividends on their shares of Common Stock automatically reinvested in Common Stock of the Company. A stockholder's participation in the Plan will be prohibited to the extent such participation would cause his or her beneficial ownership of the Company's Common Stock to exceed 10% of the issued and outstanding shares, unless such stockholder has previously received regulatory approval to exceed such limit of stock ownership.

         5.       Who is eligible to participate?

         Only holders of record of Common Stock of the Company are eligible to participate in the Plan. Beneficial owners of Common Stock whose shares are held for them in registered names other than their own, such as in the names of brokers, bank nominees or trustees, must, if they wish such shares to participate in the Plan, arrange to have the shares transferred into a separate account in their names in order to participate, by contacting such broker, bank nominee, trustee or as the case may be.

         6.       How does an eligible stockholder participate?

         To participate in the Plan, a stockholder of record (i.e., holders in "streetname" generally would not be able to participate) must complete an Authorization Form and return it to the Plan Administrator. An Authorization Form is attached hereto. Additional copies of the Authorization Form will be provided from time to time to the holders of the Company's Common Stock, and may be obtained at any time by written request to the Plan Administrator.

         7.       When may an eligible stockholder join the Plan?

         A stockholder of record may join the Plan at any time. If the Authorization Form is received by the Plan Administrator before the record date for a particular dividend payment, and the participant elects to reinvest the dividends in shares of Common Stock, such reinvestment of dividends will begin with that dividend payment.

         8.       What does the Authorization Form provide?

         The Authorization Form directs the Company to pay to the Plan Administrator for the account of the participating stockholder of record the cash dividends on the shares registered in his or her name which are included in the Plan, as well as on the shares credited to his or her account under the Plan. It also appoints the Plan Administrator as agent for the stockholder and directs such agent to apply such dividends, to the purchase of additional shares of Common Stock in accordance with the terms and conditions of the Plan.

         9. May a stockholder have dividends reinvested under the Plan with respect to less than all of the shares of Common Stock registered in that stockholder's name?

         Yes. Participants in the Plan may include either the total number or a specified portion of the shares registered in that particular name. A stockholder who has shares of Common Stock registered in more than one name, for example, some registered in the name of "John Smith" and others registered in the name of "J. Smith," must enroll in the Plan for each registration in order to reinvest cash dividends paid on all of his shares of Common Stock.

PURCHASES

         10.      What is the source of shares purchased under the Plan?

         Shares of Common Stock purchased for Plan participants with the reinvested dividends on their Common Stock will be purchased from the Company.

         11.      When will purchases be made?

         The Plan Administrator will make every effort to invest all dividends promptly after the date of payment of such dividends by the Company ("Dividend Payment Date") and in no event later than thirty (30) days from such date, except where necessary under any applicable federal or state securities laws.

         Dividend Payment Dates ordinarily are the last Friday of May, August, November and February and the corresponding record dates generally are eight days prior to such Dividend Payment Dates.

         12. How many shares of Common Stock will be purchased for participants?

         The number of shares purchased for a participant shall be determined by dividing the amount of dividends in the account of each participant available for investment on the Dividend Payment Date by the purchase price per share as determined under the procedure set forth in Question 13 below. If the funds available from participants are not sufficient to purchase an exact number of shares, participants' plan accounts will be credited with fractional shares computed to three decimal places, which will earn proportionate dividends as declared. Participants may not specify the number of shares to be purchased on a given date.

         13. What will be the price of shares of Common Stock purchased under the Plan?

         The price per share of shares of Common Stock purchased for Plan participants with the reinvested dividends on their Common Stock will be the average of the daily high and low sales prices of the Common Stock on the NASDAQ National Market System, as reported in the Wall Street Journal, for the period of the last five reported trading days immediately preceding the relevant Dividend Payment Date. If there is no trading in the Common Stock for a substantial amount of time immediately preceding a Dividend Payment Date, the price per share will be determined by the Plan Administrator on the basis of such market quotations as it deems appropriate. The Company will bear all costs of administering the Plan. See Question 21, below, for certain tax consequences of Plan participation.

         14. May dividends on shares purchased through the Plan be sent directly to the beneficial owner?

         No. The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of Common Stock and to have the dividends on those shares reinvested. Accordingly, cash dividends paid on shares held in the Plan will be automatically reinvested in additional shares of Common Stock unless and until the participant elects to terminate participation in the Plan.

COSTS

         15. Are there any expenses to participants in connection with purchases of Common Stock from the Company under the Plan?

         No. All costs or expenses arising out of the purchase of shares pursuant to the Plan, including the Plan Administrator's fees and any brokerage costs, will be paid by the Company.

REPORTS TO PARTICIPANTS

         16.      How will participants be advised of their purchases of stock?

         As soon as practicable after each purchase for his or her account, a participant will receive a statement of account from the Plan Administrator. These statements are a participant's continuing record of the cost of shares purchased and the number of shares acquired, and should be retained for tax purposes.

CASH DIVIDENDS

         17. Will participants be credited with dividends on shares held in their account under the Plan?

         Yes. A participant's account will be credited with dividends on shares held in his or her account. The Plan Administrator will reinvest the dividends in additional shares of Common Stock as authorized by the participant on the Authorization Form.

STOCK SPLITS, STOCK DIVIDENDS, AND RIGHTS OFFERINGS

         18. What is the effect of a stock split, stock dividend or rights offering by the Company under the Plan?

         Any stock dividend or stock split declared by the Company on shares held by the Plan Administrator for participants will be credited to a participant's account without charge. In the event that the Company makes available to its stockholders the right to purchase additional shares, debentures or other securities, such rights accruing on the shares held by the Plan Administrator for a participant will be sold to the extent possible and the proceeds of the sale will be promptly applied to the purchase of additional shares of Common Stock of the Company for the participant's account. If, however, a participant wishes to exercise such rights, he may, by written request received by the Plan Administrator prior to the record date for such rights, obtain a certificate for the full shares in the participant's account so that such rights to purchase additional shares accruing to those certificates will flow directly to the participant.

STOCK CERTIFICATES

         19. Will stock certificates be issued for shares of Common Stock purchased?

         Normally, certificates of Common Stock purchased under the Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant's statement of account.

         A participant may receive certificates for full shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be treated in accordance with the participant's instructions as indicated on the Authorization Form. Any remaining shares will continue to be reflected in the participant's account.

         A participant's rights under the Plan and shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

         Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.

WITHDRAWAL FROM THE PLAN AND AMENDING PARTICIPATION IN THE PLAN

         20. The Plan is entirely voluntary and a participant may withdraw or amend his or her investment election at any time.

         In order to withdraw his or her shares from the Plan or change his or her investment election, a participant must notify the Plan Administrator in writing that he or she wishes to make such a withdrawal or such a change. When a participant withdraws his or her shares from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to each participant's account under the Plan will be issued. Upon withdrawal from the Plan, a participant will receive a cash payment equivalent to the value of any fractional Plan share.

         The cash to be paid in lieu of a fractional Plan share will be based upon the closing market price of the Company's Common Stock on the day that the participant's account is terminated by the Plan Administrator. The Plan Administrator will mail the cash payment for the fractional Plan share within ten business days of the participant's withdrawal, or as soon as practicable thereafter.

         If a written request from a participant to withdraw and stop dividend reinvestment is received by the Plan Administrator prior to the record date for a cash dividend, reinvestment of such participant's dividends will be terminated on the date of receipt of such notice by the Plan Administrator. Such dividend and all subsequent cash dividends will be paid to the participant by check.

         If a withdrawal request is received on or after the record date for a dividend, such dividend will be invested for the participant's account under the Plan and the withdrawal or change effected thereafter. A participant who terminates the reinvestment of dividends paid on shares registered in his or her name is considered to have terminated his or her participation in the Plan. In such case, a certificate will be issued for all shares held in the Plan and a check issued for any fractional shares as stated above.

         Notices to withdraw from the Plan or to amend one's investment election should be made in writing to the Plan Administrator, 40 Wall Street, New York, New York 10005.

CERTAIN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

         21. What are the Puerto Rico and federal income tax consequences of participation in the Plan?

         The following statements, which are based upon existing tax laws, regulations and rulings on the date of adoption of the Plan, are intended to be a general outline of the likely Puerto Rico and federal income tax consequences to an individual or corporate participant in the Plan. The Company has been advised with regard to such statements by McConnell Valdes, San Juan, Puerto Rico.

         The information herein provided is a summary and does not purport to be a complete description of the income tax consequences to any participant in the Plan. In particular, it does not address the income tax consequences to an individual participant who is a non-resident alien. Participants are strongly urged to consult their own tax advisors for further information concerning the tax consequences of participation in the Plan.

         General Tax Consequences

         (a) The fair market value on the Dividend Payment Date of shares of Common Stock purchased from the Company with cash dividends, plus the amount of any tax withheld, will constitute dividend income to the participant. The participant's tax basis in such shares will be the fair market value of the shares on the Dividend Payment Date.

         (b) A participant's holding period for shares of Common Stock acquired pursuant to the Plan will begin on the day following the date the shares of Common Stock are credited to the participant's account.

         (c) A participant will not realize taxable income when he or she receives certificates for whole shares of Common Stock credited to the participant's account, either upon the participant's request for such certificates or upon termination of the Plan or termination of his or her participation in the Plan.

         (d) A participant will realize gain or loss when the shares of Common Stock are sold or exchanged, and in the case of a fractional share, when the participant receives a cash payment for a fraction of a share credited to the participant's account upon termination of participation in or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis thereof.

         (e) In the case of holders of Common Stock whose dividends are subject to Puerto Rico income tax withholding, the Company will withhold the tax from the cash dividends and invest the balance in shares of Common Stock. In addition, the Company will send participants a letter advising them of their legal obligation to file Puerto Rico income tax returns. The statements confirming purchases made for such participants will indicate the amount of tax withheld.

         Puerto Rico Income Tax Consequences

         Individuals

         (a) An individual participant in the Plan, whether a resident of Puerto Rico or a U.S. citizen who is not a resident of Puerto Rico (a "non-resident U.S. citizen"), will be subject to a special tax equal to ten percent (10%) of the total amount of each cash dividend distribution. This special tax will be automatically deducted and withheld by the Company unless the participant has in effect on the date of the distribution an election not to have the special dividend tax withheld. If such election is made the dividend will be subject to ordinary tax rates, currently up to a maximum thirty- three percent (33%).

         (b) An individual participant who is a non-resident U.S. citizen will be subject to a ten percent (10%) income tax withholding at source on the gross amount of cash dividends, unless, in addition to the election not to have the special dividend tax withheld, he has filed with the Plan Administrator a Withholding Exemption Certificate for exemption from the ten percent (10%) withholding tax. In this case, the maximum amount of Puerto Rico source gross income (including the dividends distributed by the Company and any gain from the sale in Puerto Rico of Common Stock) that the non-resident U.S. citizen will receive exempt from withholding is $1,300 if single or married not living with spouse, or $3,000 if married and living with a spouse, or $1,500 if married filing separately. The Company will withhold a ten percent (10%) income tax on the non-resident U.S. citizen's dividend distribution in excess of the above specified amounts.

         Furthermore, a non-resident U.S. citizen will be required to file a Puerto Rico income tax return and will be subject to tax at the same tax rates as Puerto Rico residents if his Puerto Rico source gross income exceeds the $1,300, $3,000 or $1,500 limits referred above. The tax withheld by the Company may be credited in the return against the resulting Puerto Rico tax liability, if any, or refunded to the individual as the case may be. Even though the non-resident U.S. citizen may be required to file a Puerto Rico income tax return, he will not be subject to any Puerto Rico income tax liability if his gross income from Puerto Rico sources is $3,300 or less, if single or married not living with spouse, or $6,000 or less, if married and living with a spouse. However, a non-resident U.S. citizen will not be required to file a Puerto Rico income tax return if such participant's gross income from sources within Puerto Rico consists only of cash dividends on Common Stock and such dividends are subject to the special 10% tax to be withheld at source.

         (c) In the case of the sale or exchange of Common Stock held as a capital asset for more than six months, an individual who is Puerto Rico resident has the option to have his net long term capital gain taxed at a twenty percent (20%) rate or to include it in his gross income and be subject to the normal tax rates, currently up to a maximum thirty-three percent (33%).

         (d) An individual participant who is a non-resident U.S. citizen will not be subject to Puerto Rico income tax on the sale or exchange of Common Stock if the sale or exchange is effected outside Puerto Rico. If the sale takes place in Puerto Rico, the gain will be subject to the same capital gain provisions applicable to a Puerto Rico resident and the buyer is required to withhold twenty percent (20%) from the sales price.

         Corporations

         (a) In the case of participant corporations, the special ten percent (10%) tax on dividends and 20% tax on capital gains discussed above will not apply.

         (b) In the case of participant corporations organized in Puerto Rico ("domestic corporations") and participant corporations organized outside Puerto Rico but that are engaged in trade or business in Puerto Rico ("resident foreign corporations"), the full amount of dividend income will be eligible for the eighty-five percent (85%) dividends received deduction provided the dividend deduction does not exceed eighty-five (85%) of the corporate taxpayer's net taxable income reported in Puerto Rico.

         (c) In the case of participant corporations organized outside Puerto Rico and not engaged in trade or business in Puerto Rico ("non-resident foreign corporations"), the full amount of dividend income will be subject to a ten percent (10%) withholding tax at source. On the sale or exchange of Common Stock, these non-resident foreign corporations will be subject to a twenty-five percent (25%) income tax withholding on the gross amount received to the extent said amount constitutes income from sources within Puerto Rico. However, the tax withheld will be credited against the Puerto Rico income tax liability reported by the corporation on its Puerto Rico return, which would be twenty-nine percent (29%) of the excess capital gains over capital losses from Puerto Rico sources.

         (d) For Puerto Rico tax purposes, the gain from the sale of stock is considered derived from the place where all right, title and interest on the stock pass from seller to purchaser. In the case of foreign corporations, whether resident or nonresident, if the sale is effected outside Puerto Rico, the gain will not be subject to Puerto Rico income taxes except for certain resident foreign corporations engaged in a financial business or in the business of trading in securities.

         (e) In the case of a domestic corporation holding the Common Stock as a capital asset for more than six months, gain from the sale or exchange of Common Stock will be subject to twenty- five percent (25%) maximum tax on the capital gain irrespective of where the sale is effected. To the extent the gain constitutes income from sources within Puerto Rico or otherwise constitutes income effectively connected with a Puerto Rico business, a resident foreign corporation holding the Common Stock as a capital asset for more than six months will also be subject to this maximum twenty-five percent (25%) tax rate.

         Institutional Investors

         Dividends paid to certain institutional investors such as life insurance companies may or may not be subject to Puerto Rico income tax. Participants should contact their own tax advisors as to the applicability of this exemption.

         Federal Income Tax Consequences

         (a) In the case of a participant who is a U.S. citizen but not a resident of Puerto Rico, dividend distributions from the Company and gain from the sale of Common Stock will have to be included in full in his or her federal income tax return. However, Puerto Rico taxes paid may generally be taken as a foreign tax credit against the United States income tax liability, or in the alternative, as an itemized deduction.

         (b) In the case of a participant who is a U.S. citizen and a bona fide resident of Puerto Rico for the entire taxable year, dividend distributions from the Company and gain from the sale of Common Stock are excludable from the federal return.

         (c) In the case of a participant which is a United States corporation, the full amount of dividends distributed will be included in gross income, but will not be eligible for the dividends received deduction. However, taxes paid in Puerto Rico may generally be taken as a foreign tax credit or as a deduction in the federal income tax return.

OTHER INFORMATION

         22. What happens when a participant sells or transfers all of the shares registered in his or her name?

         If a participant disposes of all shares of Common Stock registered in his or her name, the Plan Administrator will consider the Plan terminated for the said participant. A certificate will be issued for the full shares in the participant's account, any fractional shares in the account will be sold and the proceeds paid to the participants, and the account will be terminated as soon as practicable thereafter.

         23. How will a participant's shares held under the Plan be voted at meetings of stockholders?

         Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his or her other shares in the Company and may be voted by such holder pursuant to such proxy.

         24. What are the responsibilities of the Company and the Plan Administrator under the Plan?

         The Company and the Plan Administrator in administering the Plan will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or judicially declared incompetency prior to receipt by the Plan Administrator of notice in writing of such death or incompetency or with respect to the prices at which shares are purchased for the participant's account, and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after purchase of shares. The Company and the Plan Administrator and their agents will not have any responsibility beyond the exercise of ordinary care for any action taken or omitted to be taken in connection with the Plan, nor do they have any duties, responsibilities or liabilities other than those expressly set forth in the Plan.

         25.      Who bears the risk of market price  fluctuations in the Common
                  Stock?

         A participant's investment in shares acquired under the Plan is no different in this regard from direct investment in shares of Common Stock of the Company. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held by him or her in the Plan, or otherwise. Participants should recognize that the Company and the Plan Administrator cannot provide any assurance of a profit or protection against a loss on the shares of Common Stock purchased or held under the plan.

         26.      May the Plan be changed or discontinued?

         Yes. The Plan may be amended, suspended, modified or terminated at any time by the Board of Directors of the Company without the approval of the participants. Notice of any such suspension or termination or material amendment or modification will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

         The Company or the Plan Administrator may terminate a stockholder's individual participation in the Plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional share.

         27.      How is the Plan to be interpreted and what law governs?

         Any questions of interpretation arising under the Plan will be determined by the Company under the laws of the Commonwealth of Puerto Rico, and any such determination will be final.

                                 USE OF PROCEEDS

         The Company does not know precisely the number of shares of its Common Stock that it will ultimately sell under the Plan or the prices at which those shares will be sold. The net proceeds from the sale of Common Stock offered pursuant to the Plan will be used for general corporate purposes, including without limitation, investments in and advances to the Bank and any other subsidiaries which the Company may form or acquire.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which the Company filed with the SEC, are incorporated in this Prospectus by reference:

(i) The Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1998;

(ii) The Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1999, as amended, June 30, 1999, as amended, and September 30, 1999;

(iii) The Company's Current Report on Form 8-K filed with the SEC on November 19, 1999.

(iv) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the SEC on August 5, 1996.

         In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering will be deemed incorporated by reference.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on written or oral request, a copy of the documents which are incorporated by reference (other than exhibits to such documents are not specifically incorporated by reference into such documents).
Requests should be directed to Mr. Joseph R. Sandoval, R&G Financial Corporation, 280 Jesus T. Pinero Avenue, Hato Rey, San Juan, Puerto Rico 00918, telephone: (787) 758-2424.

                                  LEGAL OPINION

         The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.

                             INDEPENDENT ACCOUNTANTS

         The consolidated financial statements of the Company incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

         The Company's bylaws provide that it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of the Company, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at our written request as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by Puerto Rico Corporate Law, provided that the Company shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without the Company's prior written consent. The Company's bylaws also provide that reasonable expenses incurred by a director, officer, employee or agent of the Company in defending any civil, criminal, suit or proceeding described above may be paid by us in advance of the final disposition of such action, suit or proceeding. Article 4.08 of the General Corporation Law of 1996 of the
Commonwealth  of  Puerto  Rico  also  governs  the  circumstances   under  which
directors, officers and employers may be insured or indemnified against liability which they may incur in their capacity as such.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         SEC Registration Fee..................................       $1,353
         Legal Fees and Expenses...............................        2,000
         Accounting Fees and Expenses..........................        2,000
         Printing Fees and Expenses............................        2,000
         Miscellaneous.........................................          647
                                                                      ------

                 TOTAL: .......................................       $8,000
                                                                      ======


Item 15.  Indemnification of Directors and Officers.

         Article VI of the Registrant's Bylaws provide as follows:

         6.1      Indemnification.

         (a) The Company shall indemnify, to the fullest extent authorized by the General Corporation Law of the Commonwealth of Puerto Rico, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the written request of the Company as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Company shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

         (b) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the written request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such court shall deem proper.

         (c) To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1(a) or Section 6.1(b) of this
Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification  under Section 6.1(a) or Section 6.1(b) of this
Article VI (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         (e) The Company shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding initiated by any person seeking indemnification under this Article VI without its prior written consent.

         6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding described in Section 6.1 may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article VI.

         6.3 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         6.4 Insurance. By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Company may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the written request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power or would be required to indemnify him against such liability under the provisions of this Article VI or of the General Corporation Law of the Commonwealth of Puerto Rico, or of the laws of any other State or political dependency of the United States or foreign country as may be applicable.

         6.5 Modification. The duties of the Company to indemnify and to advance expenses to a director, officer, employee or agent provided in this Article VI shall be in the nature of a contract between the Company and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

         An unofficial English translation of Article 4.08 of the General Corporation Law of 1996 of the Commonwealth of Puerto Rico provides:

         A. A corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that said person was or is a director, officer employee, or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses reasonably incurred, including attorneys' fees, awards or judgments, fines and amounts paid in settlement of such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any legal action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, that the person did not have reasonable cause to believe that his conduct was unlawful.

         B. A corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to protect the interests of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses reasonably incurred, including attorneys' fees, in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, and not opposed to, the best interests of the corporation. No indemnification shall be made in respect of any claim, matter or issue as to which such person shall have been adjudged to be liable to the corporation unless, upon application therefor, the court in which such action or suit was brought shall determine that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper, and only to the extent to which said court shall determine.

         C. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A and B or in defense of any claim, matter or issue related thereto, he shall be indemnified against expenses reasonably incurred by him (including attorneys' fees) by reason of such action, suit or proceeding.

         D. Any indemnification under subsections A and B (except that ordered by a court) shall be made by the corporation, only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A and B of this article. Such determination shall be made:

                  1. by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even if said directors constitute less than a quorum; or

                  2. if there shall not be any such directors, or if such directors shall so determine by an independent legal counsel in a written opinion to such effect; or

                  3. by the stockholders.

         E. Prior to the final disposition of such action, suit or proceeding, the corporation may pay in advance expenses incurred by an officer or director defending a civil or criminal action, suit or proceeding. Upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to such indemnification by the corporation, as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems convenient.

         F. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement (of expenses) may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office.

         G. Every corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         H. For purposes of this Article, "the corporation" shall be deemed to include, in addition to the resulting corporations, any corporation which is a party to any consolidation or merger that is absorbed in a consolidation or merger which, if its separate legal existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents. So that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate legal existence had continued.

         I. For purposes of this Article, the term "other enterprises" shall include employee benefit plans. The term "fines" shall include any taxes assessed on a person with respect to any benefit or employee plan. The term "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee pension plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee pension plan shall further be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.

Item 16.          Exhibits.

Exhibit No.       Description
-----------       -----------

5                 Opinion of Elias, Matz, Tiernan & Herrick L.L.P.

23.1              Consent of PricewaterhouseCoopers LLP

23.2 The consent of Elias, Matz, Tiernan & Herrick L.L.P. is contained in their opinion filed as Exhibit 5 to this Registration Statement

99                Authorization   Card  for   Participation   in  the   Dividend
                  Reinvestment Plan


Item 17.          Undertakings.

         The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The   undersigned   Registrant   hereby   undertakes   to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Commonwealth of Puerto Rico on the 21st day of January 2000.


R&G FINANCIAL CORPORATION

By: /s/ Victor J. Galan
    -------------------------
    Victor J. Galan
    Chairman, President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Community Bank Shares of Indiana, Inc. whose signature appears below hereby appoints Victor J. Galan and Joseph R. Sandoval, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-3, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable R&G Financial Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Name                                                      Title                                Date
----                                                      -----                                ----
/s/ Victor J. Galan                        Chairman of the Board,                      January 21, 2000
---------------------------------------    President and Chief
Victor J. Galan                            Executive Officer (principal
                                           executive officer)



/s/ Joseph R. Sandoval                     Senior Vice President and                   January 21, 2000
----------------------------------------   Chief Financial Officer
Joseph R. Sandoval                         (Principal financial and
                                           accounting officer)


Name                                                      Title                                Date
----                                                      -----                                ----
/s/ Ana M. Armendariz                      Director and Treasurer                      January 21, 2000
--------------------------------------
Ana M. Armendariz

/s/ Ramon Prats                            Executive Vice President                    January 21, 2000
--------------------------------------     and Director
Ramon Prats

/s/ Enrique Umpierre-Suarez                Director and Secretary                      January 21, 2000
--------------------------------------
Enrique Umpierre-Suarez

/s/ Victor L. Galan Fundora                Director                                    January 21, 2000
--------------------------------------
Victor L. Galan Fundora

/s/ Juan J. Diaz                           Director                                    January 21, 2000
--------------------------------------
Juan J. Diaz

/s/ Pedro Ramirez                          Director                                    January 21, 2000
--------------------------------------
Pedro Ramirez

/s/ Laureno Carus Abarca                   Director                                    January 21, 2000
--------------------------------------
Laureno Carus Abarca

/s/ Eduardo McCormack                      Director                                    January 21, 2000
--------------------------------------
Eduardo McCormack

/s/ Gilberto Rivera-Arreaga                Director                                    January 21, 2000
--------------------------------------
Gilberto Rivera-Arreaga

/s/ Benigno R. Fernandez                   Director                                    January 21, 2000
--------------------------------------
Benigno R. Fernandez

/s/ Ileana M. Colon                        Director                                    January 21, 2000
--------------------------------------
Ileana M. Colon

/s/ Roberto Gorbea                         Director                                    January 21, 2000
--------------------------------------
Roberto Gorbea

                                  Exhibit Index

Exhibit No.         Description
-----------         -----------
5                   Opinion of Elias, Matz, Tiernan & Herrick L.L.P.

23.1                Consent of PricewaterhouseCoopers LLP

23.2                The consent of Elias, Matz, Tiernan & Herrick L.L.P. is contained in their opinion filed as Exhibit 5 to this Registration Statement

99                  Authorization Card for Participation in the Dividend Reinvestment
                    Plan
